
                                                    Registration No. ________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        CBL & Associates Properties, Inc.
               (Exact name of issuer as specified in its charter)


             Delaware                               62-1545718
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)             Identification Number)

            One Park Place
           6148 Lee Highway
       Chattanooga, Tennessee                          37421
(Address of Principal Executive Offices)             (Zip Code)

                        CBL & Associates Properties, Inc.
                            1993 Stock Incentive Plan
                            (Full title of the plan)

                               Charles B. Lebovitz
                             Chairman of the Board,
                               President and Chief
                                Executive Officer
                        CBL & Associates Properties, Inc.
                                 One Park Place
                                6148 Lee Highway
                             Chattanooga, Tennessee
                                (423) 855-0001
                     (Name and address of agent for service)
           Telephone number, including area code, of agent for service

                             ---------------------

                                COPY TO:
                          Yaacov M. Gross, Esq.
                        Willkie Farr & Gallagher
                           One Citicorp Center
                          153 East 53rd Street
                        New York, New York 10022
                             (212) 821-8000



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                         CALCULATION OF REGISTRATION FEE

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



                                                Proposed maximum       Proposed maximum
Title of securities to     Amount to be         offering price per     aggregate offering      Amount of
be registered              registered(1)        share(2)               price(2)                registration fee(3)
- ----------------------     -------------        ------------------     ------------------      -------------------

Common Stock, $0.01 par
value per share              1,500,000              $20.75               $31,125,000             $10,732.76




         The contents of the Registration Statement on Form S-8 (Registration No. 33-73376) (the "Initial Form S-8") of CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), filed under the Securities Act of 1933, as amended (the "Securities Act"), on December 23, 1993 are hereby incorporated by reference.






- ------------------------

(1) This Registration Statement covers an additional 1,500,000 shares authorized to be granted or issued upon exercise of options to be granted to directors or employees of CBL & Associates Properties, Inc. or its subsidiaries, (including CBL & Associates Management, Inc.) under the CBL & Associates Properties, Inc. 1993 Stock Incentive Plan, as amended.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

(3)    1/29th of 1% of proposed maximum aggregate offering price.

                                     PART I

                            INFORMATION NOT REQUIRED
                          IN THE REGISTRATION STATEMENT


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

                      (a) The Company's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1995 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 29, 1996.

                      (b) The Company's Quarterly Report on Form 10-Q for the
             fiscal quarter ended March 31, 1996 filed under the Exchange Act on May 14, 1996.

                      (c) The Company's Current Report on Form 8-K filed under
             the Exchange Act on May 1, 1996.

                      (d) The description of the Company's common stock, $0.01
             par value per share (the "Common Stock"), which is contained in the Company's registration statement on Form 8-A filed under the Exchange Act on October 25, 1993.

             In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8.  EXHIBITS

Exhibit No.
- -----------
     5.1 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares being registered.

     23.1             Consent of Arthur Andersen LLP.

     23.2             Consent of Willkie Farr & Gallagher (included in
                      Exhibit 5.1).

     24.1             Power of Attorney (included on pages II-4 and II-5).

     99.1             CBL & Associates Properties, Inc. 1993 Stock Incentive
                      Plan.*

     99.2             Amendment No. 1 to the CBL & Associates Properties, Inc.
                      1993 Stock Incentive Plan.

     ---------------------
     *  Incorporated by reference to the Company's Initial Form S-8.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 20th day of May, 1996.

                                       CBL & ASSOCIATES PROPERTIES, INC.


                                           By:  /s/ Charles B. Lebovitz
                                                   Charles B. Lebovitz
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer


0072656.02

                                POWER OF ATTORNEY


             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                    Title                        Date
               ---------                                    -----                        ----

/s/ Charles B. Lebovitz                    Chairman of the Board of Directors,       May 20, 1996
Charles B. Lebovitz                        President and Chief Executive Officer
                                           (Principal Executive Officer)

/s/ John N. Foy                            Director, Executive Vice                  May 20, 1996
John N. Foy                                President-Finance, Chief Financial
                                           Officer and Secretary (Principal
                                           Financial and Accounting Officer)

/s/ Stephen D. Lebovitz                    Director, Senior Vice                     May 20, 1996
Stephen D. Lebovitz                        President-Community Center Development
                                           and Treasurer

/s/ Claude M. Ballard                      Director                                  May 20, 1996
Claude M. Ballard





/s/ Leo Fields                             Director                                  May 20, 1996
Leo Fields

/s/ William J. Poorvu                      Director                                  May 20, 1996
William J. Poorvu

/s/ Winston W. Walker                      Director                                  May 20, 1996
Winston W. Walker




0072656.02

                                  EXHIBIT INDEX


      Exhibit No.                          Description                               Page
      -----------                          -----------                               ----
           5.1             Opinion of Willkie Farr & Gallagher,
                           counsel to the Company, as to the legality
                           of the shares being registered

          23.1             Consent of Arthur Andersen LLP

          23.2             Consent of Willkie Farr & Gallagher            Included in Exhibit 5.1

          24.1             Power of Attorney                              Included on Pages II-4 and
                                                                          II-5

          99.1             CBL & Associates Properties, Inc. 1993         Incorporated by reference
                           Stock Incentive Plan                           to the Company's Initial
                                                                          Form S-8

          99.2             Amendment No. 1 to the CBL & Associates
                           Properties, Inc. 1993 Stock Incentive Plan

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